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                                                            EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into this Amendment No. 2 on Form 8-K/A to Current Report on Form 8-K and the further incorporation by reference into the Registration Statements on Form S-3 (Registration No. 33-80660), Form S-4 (Registration No. 33-84682) and Form S-8 (Registration Nos. 33-84502 and 33-61697) of Horizon/CMS Healthcare Corporation of our report dated August 10, 1993, appearing on page 48 of Continental Medical Systems, Inc.'s Form 10-K/A Amendment No. 1 for the year ended June 30, 1994.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
September 25, 1995